Morgan Stanley Dean Witter Closed End Funds
Rule 10f-3 Transactions (Purchase of Securities by Fund From an Underwriting
 Syndicate in which an Affiliate is a Member)
January 1, 1999 through December 31, 1999

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

              Date of                                                              Price Per    Total     % of Offering
Portfolio (Bu Offering                    Security                     Shares       Share       Value     Purchased
MS ASIA PACIFIC FUND, INC.
            03/26/99   Korea Electric Power
                  496,500      $12.00   $5,958,000     0.791%
            11/03/99   Gas Authority of India Limited
               135,000      $9.67    $1,305,450     0.600%
            11/12/99   I-Cable Communications
                     27,500      $27.00   $742,500       0.340%
             05/25/99   Korea Telecom ADR
                              220,900      $27.56   $6,088,004     0.245%
              07/05/99   Pohang Iron & Steel ADR
                     57,100      $32.75   $1,870,025     0.185%
              07/12/99   PT Indofood Sukses Makmur
               453,500      $1.24    $561,433       0.197%
              09/16/99   Hyundai Motor GDR
                            444,000      $10.92   $4,848,480     0.970%
              09/22/99   Icici Ltd.
                                      42,300      $9.80    $414,540       0.151%
              10/28/99   China Telecom
                                  952,000      $3.10    $2,951,200     0.170%

MS EMERGING MARKETS FUND, INC.
              03/26/99   Korea Electric Power
                            216,680     $12.00   $2,600,160     0.345%
              11/16/99   Sappi LTD
                                        80,800     $51.20   $4,136,960
     0.208%
              05/25/99   Korea Telecom ADR
                           185,900     $27.56   $5,123,404     0.206%
              06/07/99   Amdocs Ltd.
                                      56,300     $22.44   $1,263,231     0.282%
              07/05/99   Pohang Iron & Steel ADR
                          34,000     $32.75   $1,113,500     0.110%
              07/12/99   PT Indofood Sukses Makmur
                       314,000     $1.24    $388,732       0.137%
              09/22/99   Icici Ltd.
                                       61,615     $9.80    $603,827       0.220%
              10/28/99   China Telecom
                                 1,126,000     $3.10    $3,490,600     0.201%

MS EMERGING MARKETS DEBT FUND, INC.
              01/07/99   Philippines Republic Global Bond,
					9.875%, Due 01/15/19            		2,150,000 	$98.32    $2,113,837
     0.043%

MS GLOBAL OPPORTUNITY BOND FUND, INC.
              01/07/99   Philippines Republic Global Bond,
					9.875%, Due 01/15/19				  250,000   $98.32    $245,795       0.005%

AFRICA INVESTMENT FUND
              11/16/99   Sappi LTD
                                        480,000   $51.20    $24,576,000
    1.238%

LATIN AMERICAN DISCOVERY FUND, INC.
              05/25/99   Star Media
                                        28,310   $15.00    $424,650       0.352%
              06/29/99   Seminis
                                           69,300   $15.00    $1,039,500
     0.504%
              08/05/99   Iusacell
                                         124,060   $10.50    $1,302,630
    0.906%

MSDW INDIA INVESTMENT FUND, INC.
              09/28/99   Hughes Software Systems Ltd.
                       88,000  $14.51    $1,277,039     2.235%

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


                                   Underwriter or Dealer            Total Units
                                    from Whom Purchased               Offered

MS ASIA PACIFIC FUND, INC.
                                         ING Baring
                           62,800,000
                                      Jardine Flemming
                        22,500,000
                                       Merrill Lynch
                           8,100,000
                                     Daewoo Securities
                        90,191,012
                                      Salomon Brothers
                        30,873,800
                                      CS First Boston
                        230,000,000
                                 Credit Swiss First Boston
                    45,788,000
                                  Merrill Lynch- Hong Kong
                    27,950,311
                                       Goldman Sachs
                         560,700,000

MS EMERGING MARKETS FUND, INC.
                                         ING Baring
                 62,800,000
                                        Deutche Bank
                          38,765,000
                                     Daewoo Securities
                        90,191,012
                                       Goldman Sachs
                         20,000,000
                                      Salomon Brothers
                        30,873,800
                                      CS First Boston
                        230,000,000
                                       Merrill Lynch
                          27,950,311
                                       Goldman Sachs
                         560,700,000

MS EMERGING MARKETS DEBT FUND, INC.
                                        J.P. Morgan
                        5,000,000,000

MS GLOBAL OPPORTUNITY BOND FUND, INC.
                                        J.P. Morgan
                        5,000,000,000

AFRICA INVESTMENT FUND
                                        Deutche Bank
                          38,765,000

LATIN AMERICAN DISCOVERY FUND, INC.
                                       Goldman Sachs
                           8,050,000
                                       Goldman Sachs
                          13,750,000
                                    JP Morgan Securities
                      13,700,000

MSDW INDIA INVESTMENT FUND, INC.
                                           Kotak
                               3,937,500

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*  All transactions were completed in accordance
 with Rule 10f-3 and Board-approved Rule 10f-3 procedures.